                                                                  EXHIBIT (e)(3)


                  COMPENSATION AND INDEMNIFICATION AGREEMENT


            This COMPENSATION AND INDEMNIFICATION AGREEMENT is made and entered into as of the 5th day of June, 2000 (the "Agreement") among 800-JR Cigar, Inc., a Delaware corporation (the "Company"), John F. Barry, Jr., John Oliva, Sr. and Bernard Rosenblum (each, a "Director" and together, the "Directors").

            WHEREAS, pursuant to a resolution of the Company's Board of Directors (the "Board of Directors"), the Board of Directors appointed the Directors as the members of a Special Committee of the Board of Directors (the "Special Committee") for the purpose of considering and/or making recommendations to the Board of Directors with respect to a possible transaction involving the Company;

            WHEREAS, in order to induce the Directors to serve as the members of the Special Committee and to accept the additional duties, responsibilities and burdens of such service, the Company wishes to provide them with the compensation and indemnification arrangements set forth herein; and

            WHEREAS, the Directors are willing to serve and continue to serve as the members of the Special Committee on the terms set forth herein;

            NOW, THEREFORE, in consideration of the foregoing, the parties hereto do hereby agree as follows:

            1. SERVICE ON THE SPECIAL COMMITTEE. Each Director hereby agrees to serve as a member of the Special Committee on the terms provided for herein so long as such appointment by the Board of Directors shall remain in effect. Each Director may, however, resign from such position at any time and for any reason and the Special Committee may dissolve by recommending such dissolution to the Board of Directors. The Company's obligation to indemnify each Director as set forth in this Agreement shall continue in full force and effect notwithstanding any such termination of appointment, resignation or dissolution.

            2. COMPENSATION AND EXPENSE REIMBURSEMENT. In return for his services as a member of the Special Committee, each Director shall be entitled to receive from the Company a fee of twenty thousand dollars ($20,000), plus nine hundred dollars ($900.00) for each meeting of the Special Committee. Such fees shall be payable to the Director upon submission to the Company's General Counsel of a written statement setting forth the dates on which such services were performed. In addition, each Director shall be reimbursed by the Company for his reasonable out-of-pocket travel and other expenses incurred in connection with his service on the Special Committee, in a manner consistent with the Company's reimbursement of expenses for members of the Board of Directors.

            3. INDEMNITY. The Company hereby agrees to hold harmless and indemnify each Director with respect to their service on, and any matter or transaction presented to or considered by, the Special Committee to the full extent authorized or permitted by law, as such may be amended from time to time, and Article Eight of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

                  (a) PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Each Director shall be entitled to the rights of indemnification provided in this Section 3(a) if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 3(a), each Director shall be indemnified against all judgments, penalties, fines, settlements and Expenses (as hereinafter defined), incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

                  (b) PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Each Director shall be entitled to the rights of indemnification provided in this
Section 3(b) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 3(b), each Director shall be indemnified against all judgments, fines, penalties and settlements and all Expenses incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which such Director shall have been finally adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

                  (c) INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Agreement, to the extent that a Director is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law against all Expenses incurred by him or on his behalf in connection with such Proceeding. If a Director is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify such Director against all Expenses incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

            4. ADDITIONAL INDEMNITY. In addition to, and without regard to any limitations on, the indemnification provided for in Section 3, the Company shall and hereby does indemnify and hold harmless each Director against all, judgments, penalties, fines settlements and Expenses incurred by him or on his behalf if, by reason of his Corporate Status he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company). The only limitation that shall exist upon the Company's obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to a Director that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 8 and 9 hereof) to be unlawful under Delaware law.

            5. CONTRIBUTION IN THE EVENT OF JOINT LIABILITY. (a) Whether or not the indemnification provided in Sections 3 and 4 hereof is available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with any Director (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring such Director to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against such Director. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with a Director (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against such Director.

                  (b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, a Director shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which Company is jointly liable with such Director (or would be if joined in such Proceeding), the Company shall contribute to the amount of judgments, fines, settlements and Expenses incurred and paid or payable by such Director in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than such Director, who are jointly liable with him (or would be if joined in such Proceeding), on the one hand, and such Director, on the other hand, from the transaction from which such Proceeding arose; PROVIDED, HOWEVER, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company, other than such Director, who are jointly liable with such Director (or would be if joined in such Proceeding), on the one hand, and the Director, on the other hand, in connection with the events that resulted in such judgments, fines, settlements or Expenses, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than such Director, who are jointly liable with him (or would be if joined in such Proceeding), on the one hand, and such Director, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

                  (c) The Company hereby agrees to fully indemnify and hold each Director harmless from any claims of contribution which may be brought by officers, directors or employees of the Company who may be jointly liable with such Director.

            6. INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that a Director is, by reason of his Corporate Status, a witness in any Proceeding to which such Director is not a party or participant, he shall be indemnified against all Expenses incurred by him or on his behalf in connection therewith.

            7. ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of a Director in connection with any Proceeding by reason of such Director's Corporate Status within ten days after the receipt by the Company of a statement or statements from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Director and shall include or be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses advanced if it shall ultimately be finally judicially determined that such Director is not entitled to be indemnified against such Expenses. Any undertakings to repay pursuant to this
Section 7 shall be unsecured general obligations of the Director and shall be interest free; any advances pursuant to this Section 7 shall be unsecured and interest free. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 7 shall be subject to the condition that, if, when and to the extent that the Company determines that a Director would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within thirty (30) days of such determination, by such Director for all such amounts theretofore paid; PROVIDED, HOWEVER, that if such Director has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that he should be indemnified under applicable law, any determination made by the Company that such Director would not be permitted to be indemnified under applicable law shall not be binding and such Director shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

            8. PROCEDURES AND PRESUMPTIONS FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. It is the intent of this Agreement to secure for each Director rights of indemnity that are as favorable as may be permitted under the law and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether a Director is entitled to indemnification under this Agreement:

                  (a) To obtain indemnification (including, but not limited to, the advancement of Expenses and contribution by the Company) under this Agreement, a Director shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to such Director and is reasonably necessary to determine whether and to what extent a Director is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that such Director has requested indemnification.

                  (b) Upon written request by a Director for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to a Director's entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the election of such Director: (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by Independent Counsel in a written opinion or (3) by a vote of the stockholders of the Company (the "Stockholders").

                  (c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). The Independent Counsel shall be selected by the Director (unless such Director shall request that such selection be made by the Board of Directors). Such Director or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to the Director, as the case may be, a written objection to such selection; PROVIDED, HOWEVER, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 15(d) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 30 days after submission by a Director of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or the Director may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or such Director to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed.

                  (d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume (unless there is clear and convincing evidence to the contrary) that a Director is entitled to indemnification under this Agreement if such Director has submitted a request for indemnification in accordance with Section 8(a) of this Agreement.

                  (e) A Director shall be deemed to have acted in good faith if such Director's action is based on the records or books of account of the Company, including financial statements, or on information supplied to such Director by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or the Special Committee or on information or records given or reports made to the Company or the Special Committee by an independent certified public accountant, by a financial advisor or by an appraiser or other expert selected with reasonable care by the Company or the Special Committee. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to a Director for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 8(e) are satisfied, it shall in any event be presumed (unless there is clear and convincing evidence to the contrary) that each Director has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

                  (f) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which a Director is a party is resolved in any manner other than by a final adverse judgment against such Director (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed (unless there is clear and convincing evidence to the contrary) that such Director has been successful on the merits or otherwise in such Proceeding.

                  (g) If the person, persons or entity empowered or selected under Section 8(b) to determine whether a Director is entitled to indemnification shall not have made a determination within seventy-five (75) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and such Director shall be entitled to such indemnification, absent (i) a misstatement by such Director of a material fact, or an omission of a material fact necessary to make such Director's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; PROVIDED, HOWEVER, that such 75-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; PROVIDED, FURTHER, that the foregoing provisions of this Section 8(g) shall not apply if the determination of entitlement to indemnification is to be made by the Stockholders pursuant to Section 8(b) of this Agreement and if within fifteen (15) days after receipt by the Company of the request for such determination, the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the Stockholders for their consideration at the next annual meeting thereof and such determination is made thereat.

                  (h) Each Director shall cooperate with the person, persons or entity making such determination with respect to such Director's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to such Director and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or Stockholder shall act reasonably and in good faith in making a determination under the Agreement of a Director's entitlement to indemnification. Any costs or expenses (including attorneys' fees and disbursements) actually and reasonably incurred by a Director in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to such Director's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold each Director harmless therefrom.


            9. REMEDIES. (a) In the event that (i) a determination is made pursuant to Section 8 of this Agreement that a Director is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that a Director is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 of this Agreement, such Director shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification. The Company shall not oppose a Director's right to seek any such adjudication.

                  (b) In the event that a determination shall have been made pursuant to Section 8(b) of this Agreement that a Director is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, on the merits and such Director shall not be prejudiced by reason of that adverse determination.

                  (c) If a determination shall have been made pursuant to
Section 8(b) of this Agreement that a Director is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, absent a prohibition of such indemnification under applicable law.

                  (d) In the event that a Director, pursuant to this Section 9, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement or the Certificate of Incorporation or Delaware law with respect to indemnification or advancement of Expenses, or to recover under any directors' and officers' liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all Expenses of such Director in such judicial adjudication, regardless of whether such Director ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

                  (e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

            10. NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION. (a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which a Director may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws of the Company, any vote or resolution of stockholders or directors, agreement or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of any Director under this Agreement in respect of any action taken or omitted by such Director in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that each Director shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

                  (b) To the extent that the Company, directly or through a subsidiary or an affiliate maintains an insurance policy or policies providing liability insurance (or similar protection, including, but not limited to, and to the extent not inconsistent with applicable law, a trust fund, letter of credit, or surety bond) for directors, officers, employees, agents or fiduciaries of the Company or directors, officers, employees, agents or fiduciaries of any other corporation, partnership, joint venture, trust other enterprise or employee benefit plan which directors, officers, employees, agents or fiduciaries of the Company serve at the request of the Company, each Director shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

                  (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of a Director, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

                  (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that a Director has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

            11. EXCEPTION TO RIGHT OF INDEMNIFICATION. Notwithstanding any other provision of this Agreement, a Director shall not be entitled to indemnification under this Agreement with respect to any Proceeding brought by him, or any claim therein, unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors or (b) such Proceeding is being brought by such Director to assert his rights under this Agreement.

            12. DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period a Director is serving as a member of the Special Committee or as an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) and shall continue thereafter so long as such Director shall be subject to any Proceeding (or any proceeding commenced under Section 8 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether a Director continues to serve as a member of the Special Committee or as an officer or director of the Company or any other enterprise at the Company's request.

            13. SECURITY. To the extent requested by a Director and approved by the Board of Directors, the Company may, at any time and from time to time, provide security to a Director for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to a Director, may not be revoked or released without the prior written consent of such Director.

            14. ENFORCEMENT. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Director to serve as a member of the Special Committee, and the Company acknowledges that such Director is relying upon this Agreement in serving as a member of the Special Committee.

                  (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

            15. DEFINITIONS. For purposes of this Agreement:

                  (a) "Corporate Status" describes the status of a person who is or was a member of the Special Committee or was otherwise a director of the Company or any other corporation, partnership, joint venture, trust, employee other enterprise or employee benefit plan of which such person is or was serving at the express written request of the Company as a director, officer, partner, trustee, employee, agent or fiduciary.

                  (b) "Disinterested Director" means a director of the Company who is not at the relevant time a party to the Proceeding in respect of which indemnification is sought by a Director.

                  (c) "Expenses" shall mean all attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding as such may be actually and reasonably incurred.

                  (d) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or any Director in any matter material to either such party (other than with respect to matters concerning any such Director under this Agreement), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or any Director in an action to determine such Director's rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

                  (e) "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which a Director was, is or will be involved as a party or otherwise, by reason of the fact that such Director is or was a member of the Special Committee or a director of the Company, by reason of any action taken by him or of any inaction on his part while acting as a member of the Special Committee, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; and excluding one initiated by a Director pursuant to Section 8 of this Agreement to enforce his rights under this Agreement.

            16. SEVERABILITY. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and
(b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

            17. MODIFICATION AND WAIVER. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

            18. NOTICE BY DIRECTORS. Each Director agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to such Director under this Agreement or otherwise.

            19. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by and receipted for by the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

            (a)   If to Mr. Barry, to:

                  69 Rose Hill Road
                  Southport, Connecticut  06490

                  with a copy to:

                  Morton A. Pierce, Esq.
                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York  10019

            (b)   If to Mr. Oliva, to:

                  c/o Oliva Tobacco Company
                  P.O. Box 2206
                  Tampa, Florida 33601

                  with a copy to:

                  Morton A. Pierce, Esq.
                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York  10019

            (c)   If to Mr. Rosenblum, to:

                  c/o A. Rosenblum, Inc.
                  230 Fifth Avenue
                  Suite 2007
                  New York, New York 10001

                  with a copy to:

                  Morton A. Pierce, Esq.
                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York  10019


            (d)   If to the Company, to:

                  800-JR Cigar, Inc.
                  301 Route 10 East
                  Whippany, New Jersey  97981
                  Attn: General Counsel

                  with a copy to:

                  Samuel B. Fortenbaugh III
                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, New York  10178

or to such other address as may have been furnished to the Directors by the Company or to the Company by a Director, as the case may be.

            20. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

            21. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

            22. GOVERNING LAW. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                               800-JR CIGAR, INC.


                               By: /s/ Lewis I. Rothman
                                   -------------------------------------
                                   Name:  Lewis I. Rothman
                                   Title: Chief Executive Officer

                               /s/ John F. Barry, Jr.
                               -----------------------------------------
                               John F. Barry, Jr.


                               /s/ John Oliva, Sr.
                               -----------------------------------------
                               John Oliva, Sr.


                               /s/ Bernard Rosenblum
                               -----------------------------------------
                               Bernard Rosenblum





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